NAME OF REGISTRANT
Franklin Custodian Funds
File No. 811-00537

EXHIBIT ITEM No. 77I: Terms of new or amended securities

The DynaTech began offering Advisor Class shares on "May 15, 2008 and Class R shares on September 2, 2008. "